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                                  GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT AGREEMENT made as of the 12 day of November, 1999

BETWEEN:

          WESTBEACH CANADA ULC, a corporation organized and existing under the laws of Nova Scotia and extraprovincially registered in British Columbia

          (the "Vendor")


AND:

          WESTBEACH SPORTS INC., a company organized and existing under the laws of British Columbia

          (the "Purchaser")

          WHEREAS:

A. Pursuant to an agreement dated November 12, 1999 (the "Asset Purchase Agreement") between the Vendor and the Purchaser, the Vendor agreed to absolutely sell, assign, transfer and set over to the Purchaser and the Purchaser agreed to accept such sale, assignment and transfer from the Vendor, as a going concern, the undertaking and all of the right, title and interest of the Vendor in and to the property and assets located at the Premises owned by the Vendor or to which the Vendor is entitled and belonging to and used in the Purchased Business of every kind and description except as may be provided for in the Asset Purchase Agreement.

B. Unless otherwise defined herein, each capitalized term shall have the meaning ascribed thereto in the Asset Purchase Agreement.


NOW THEREFORE THIS ASSIGNMENT WITNESSES that in consideration of the promises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by the parties):

     1. The Vendor absolutely assigns, transfers, and sets over unto the Purchaser all of their right, title and interest in and to:

          (a) the full benefit of all transferable contracts, agreements, indentures, commitments or other instruments (collectively, the "Instruments") to which the Vendor is entitled in connection with the Purchased Business, whether written or oral and of any nature or kind whatsoever;

          (b) all licences, sublicences, customer lists and business know-how pertaining to the Purchased Business and owned by the Vendor and used

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               in connection with the Purchased Business;

          (c) all refundable sales taxes, excise taxes, municipal taxes and other like taxes and interest thereon refundable to the Vendor in respect of the Purchased Business in respect of the period commencing at the Closing Time;

     (subsections (a) to (c) above hereinafter referred to as the "Benefits")

          (d) any and all benefits and advantages due or accruing due or at any time after the date of this Agreement to become due under the Benefits or any extensions or renewals of the Benefits; and

          (e) the benefit of all covenants, representations and warranties with respect to the Benefits;

with full power and authority to demand, collect, sue for, recover, receive and give receipts for payments and to enforce payments or the performance of covenants in the name of the Purchaser.

     2. The Vendor agrees that the Purchaser is to have and to hold any Benefits assigned to it and all of the monies, benefits, and advantages to be derived from the Benefits and the right to enforce payment or the performance of covenants under the Benefits for its sole use and benefit forever.

     3. This Agreement is delivered pursuant to the Asset Purchase Agreement and is delivered and accepted on the basis that this Agreement implements the transactions contemplated by the Asset Purchase Agreement and does not in any way create or impose any new rights or obligations on, and does not in any way lessen or abrogate any existing rights or obligations of or in favour of any party, all of which rights or obligations shall survive the execution and delivery of this Agreement.

     4. The Vendor will, from time to time at the request of the Purchaser, execute such assignments, documents, conveyance, assurances and authorizations as the Purchaser shall reasonably require to give effect to the true intent and meaning of this Agreement and to assign any or all of the Benefits to the Purchaser.

     5. The Purchaser covenants with the Vendor that, in connection with any of the Instruments, the Purchaser will from the date of this Agreement observe and perform the covenants, provisos and conditions contained in the Instruments.

     6. Nothing contained in this Agreement shall be construed so as to release the Vendor from any of its covenants, agreements or obligations to be observed and performed under the Asset Purchase Agreement.

     7. This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall

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constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth above.

     8. This Agreement shall enure to the benefit of the Purchaser and its successors and assigns, and shall be binding upon the Vendor and its successors and assigns.

          IN WITNESS WHERE OF the parties have executed this Agreement as of the day and year first above written.


WESTBEACH CANADA ULC




Per: /s/Blair Mullin
     ------------------------
                             Authorized Signatory


WESTBEACH SPORTS INC.


Per: /s/John Textor
     ------------------------
                              Authorized Signatory